UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 2, 2006
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4 th Floor
West Bay Road, P.O. Box 1114 GT
Grand Cayman, Cayman Islands
(Address of Principal Executive Offices) (Zip Code)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On October 5, 2006, Consolidated Water (Bahamas) Ltd. (“CW-Bahamas”), a subsidiary of Consolidated Water Co. Ltd. (the “Company”), entered into a new $5.6 million credit facility with Royal Bank of Canada (the “Lender”), replacing its previous $5.4 million credit facility with the Lender. Unless otherwise indicated, dollar amounts in this Item 1.01 are in Bahamian dollars.
     The new credit facility consists of (i) a $500,000 revolving working capital loan (the “Working Capital Revolver”); (ii) term loans of US$38,062 (“Term Loan A”) and $127,276 (“Term Loan B,” together with Term Loan A, the “Term Loans”) and (iii) $4.98 million in bank guarantees (the “Guarantees”). The obligations under the credit facility are secured by the assets of CW-Bahamas. Borrowings under the Working Capital Revolver accrue interest at the Nassau Prime rate plus 1.50% per annum; borrowings under Term Loan A and Term Loan B accrue interest at the 90 day LIBOR rate plus 1.75% per annum and the Nassau Prime rate plus 1.50% per annum, respectively; and fees for the Guarantees equal 1.0% of the guarantee amounts, subject to annual renegotiation. Outstanding borrowings under the credit facility include the US $38,062 Term Loan A, the $127,276 Term Loan B and approximately $4.88 million under the Guarantees. No amounts are outstanding under the Working Capital Revolver.
     The new credit facility contains certain covenants applicable to CW-Bahamas, including restrictions on additional debt, guarantees and sale of assets. The credit facility limits the payment of dividends by CW-Bahamas to available cash flow (as defined in the loan agreement). The credit facility also requires CW-Bahamas to maintain a ratio of total liabilities to tangible net worth (each as defined in the loan agreement) of not greater than 2:1.
     All obligations under the new credit facility are repayable on demand by the Lender. Until demand is made, CW-Bahamas is required to repay any borrowings under the Term Loans in quarterly payments based on a ten year amortization schedule. The Guarantees expire annually or upon certain events as set forth in the loan agreement.
     The foregoing description is only a summary of certain provisions of the new credit facility and is qualified in its entirety by the loan agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
     See the discussion under Item 1.01 above, which is incorporated under this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the discussion under Item 1.01 above, which is incorporated under this Item 2.01 by reference.

Item 8.01	Other Events.
     On October 2, 2006, the Company was notified by Ocean Conversion (BVI) Ltd., the Company’s affiliate in the British Virgin Islands (“OC-BVI”), that the Ministry of Communications and Works of the Government of the British Virgin Islands (the “Ministry”) had asserted a purported right of ownership of OC-BVI’s desalination plant in Baughers Bay, Tortola pursuant to the terms of a Water Supply Agreement dated May 1990 (the “1990 Agreement”) and had invited OC-BVI to submit a proposal for its continued involvement in the production of water at the Baughers Bay plant in light of the Ministry’s planned assumption of ownership.
     Under the terms of the 1990 Agreement, upon the expiration of the initial seven year term in May 1999, the agreement would automatically be extended for another seven year term unless the Ministry provided notice, at least eight months prior to such expiration, of its decision to purchase the plant from OC-BVI for approximately $1.42 million.

In correspondence between the parties from late 1998 through early 2000, the Ministry indicated that the government was prepared to exercise the option to purchase the plant but would be amenable to negotiating a new water supply agreement, and that it considered the 1990 Agreement to be in force on a monthly basis until negotiations between the government and OC-BVI were concluded. There have been occasional discussions between the parties since 2000 without resolution of the matter. OC-BVI has continued to supply water to the Ministry and has expended approximately $4.7 million to significantly expand the production capacity of the plant beyond that contemplated in the 1990 Agreement.
     The Ministry is OC-BVI’s sole customer and substantially all of OC-BVI’s revenue is generated from its operations at the Baughers Bay plant. At June 30, 2006, the net book value of the Baughers Bay plant as reflected on OC-BVI’s balance sheet was approximately $2.7 million. For the year ended December 31, 2005 and the six months ended June 30, 2006, the Company recognized approximately $1.4 million and $732,000, respectively, in income from its equity investment in the earnings of OC-BVI. For those same periods, the Company also recognized approximately $680,000 and $667,000, respectively, in revenue from its management services agreement with OC-BVI. As of June 30, 2006, loans to, and equity investment in, OC-BVI by the Company equaled approximately $13.1 million and the recorded value of the OC-BVI management services agreement, which is reflected as an intangible asset on the Company’s balance sheet, was approximately $856,000.
     OC-BVI has informed the Company that it and the Ministry have been and continue to be involved in amicable discussions concerning a new contract for the Baughers Bay plant. OC-BVI has indicated to the Ministry that it will submit a proposal to continue to supply water from the Baughers Bay plant and has indicated to the Company that it believes that the matter will be resolved to the satisfaction of both parties.
Cautionary Language Concerning Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements relating to the resolution of the government’s claims under the 1990 Agreement including, among other matters, OC-BVI’s response thereto and ability to negotiate a resolution with the Ministry to the satisfaction of both parties. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from these statements as a result of many factors, including uncertainties relating to OC-BVI’s negotiations with the Ministry and interpretation of the 1990 Agreement, as well as those factors set forth under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is on file with the SEC. The Company undertakes no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors that may affect such forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Loan Agreement dated as of October 4, 2006, by and between Royal Bank of Canada and Consolidated Water (Bahamas) Ltd.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
Dated: October 6, 2006	By:	/s/ Frederick W. McTaggart
Frederick W. McTaggart
President and Chief Executive Officer

4